Rule 424(b)(3)
No. 333-11850




Exhibit A to Deposit Agreement
NO RECEIPTS WILL BE ACCEPTED BY
THE DEPOSITARY FOR
CANCELLATION AND WITHDRAWL
OF SHARES ACCEPT TO THE EXTENT
THAT SUCH RECEIPTS EVIDENCE
THREE HUNDRED (300) AMERICAN
DEPOSITARY SHARES, OR ANY
INTEGRAL MULTIPLE THEREOF.
No.
AMERICAN DEPOSITARY SHARES
(Each Three Hundred (300) American
Depositary Shares represent, 300 Tele
Norte Leste Shares, 60  Brasil Shares,
60 Embratel Shares, 120 Telesp Celular
Shares, 15 Telemig Celular Shares, 30 Tele
Celular Sul Shares, 100 Tele Centro Oeste
Celular Shares, 6 Tele Norte Celular
Shares, 15 Tele Nordeste Celular Shares, and 6 Tele Leste Celular Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR AMERICAN DEPOSITARY
SHARES ISSUED BY
LEGAL ENTITIES CREATED BY THE
RESPECTIVE DEPOSIT AGREEMENTS
FOR ISSUANCE
OF AMERICAN DEPOSITARY SHARES
REPRESENTING PREFERRED STOCK
OF
TELE NORTE LESTE PARTICIPACOES
S.A., BRASIL TELECOM
PARTICIPACOES S.A, EMBRATEL
PARTICIPACOES S.A., TELESP
CELULAR PARTICIPACOES S.A.,
TELEMIG CELULAR PARTICIPACOES
S.A., TELE CELULAR SUL
PARTICIPACOES S.A., TELE CENTRO
OESTE
CELULAR PARTICIPACOES S.A., TELE
NORTE CELULAR
PARTICIPACOES S.A., TELE
NORDESTE CELULAR
PARTICIPACOES
S.A., AND TELE LESTE CELULAR
PARTICIPACOES S.A.


	The Bank of New York as
depositary (hereinafter called the
"Depositary"), hereby certifies that    , or
registered assigns IS THE OWNER OF
___________


AMERICAN DEPOSITARY SHARES
representing collectively, the american
depositary shares (herein called "Shares") of the LEGAL ENTITIES CREATED BY
THE RESPECTIVE DEPOSIT
AGREEMENTS FOR ISSUANCE OF
AMERICAN DEPOSITARY SHARES
REPRESENTING PREFERRED STOCK
OF TELE NORTE LESTE
PARTICIPACOES S.A., BRASIL
TELECOM PARTICIPACOES S.A.,
EMBRATEL PARTICIPACOES S.A.,
TELESP CELULAR PARTICIPACOES
S.A., TELEMIG CELULAR
PARTICIPACOES S.A., TELE CELULAR
SUL PARTICIPACOES S.A., TELE
CENTRO OESTE CELULAR
PARTICIPACOES S.A., TELE NORTE
CELULAR PARTICIPACOES S.A., TELE
NORDESTE CELULAR
PARTICIPACOES S.A., AND TELE
LESTE CELULAR PARTICIPACOES
S.A., (herein called the "Issuers"). At the date hereof, each Three Hundred (300)
American Depositary Shares represent 300
 Tele Norte Leste Shares, 60 Brasil Shares,
60 Embratel Shares, 120 Telesp Celular
Shares, 15 Telemig Celular Shares, 30 Tele
Celular Sul Shares, 100 Tele Centro Oeste
Celular Shares, 6 Tele Norte Celular
Shares, 15 Tele Nordeste Celular Shares, and 6 Tele Leste Celular Shares which is either deposited or subject to deposit under the deposit agreement at the Corporate
Trust Office of the Depositary (herein
called the "Custodian").  The Depositary's
Corporate Trust Office is located at a
different address than its principal
executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York,
N.Y. 10286, and its principal executive
office is located at One Wall Street, New
York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286



   1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt
is one of an issue (herein called
"Receipts"), all issued and to be issued
upon the terms and conditions set forth in
the deposit agreement, dated as of July 21,
1998 as amended and restated as of
November 16, 1998, as amended and
restated as of April 22, 1999, as amended
and restated as of February 15, 2000, as
amended and restated as of April 28, 2000,
as amended and restated as of May 31,
2000, as amended and restated as of July 5,
2000, and as further amended and restated
as of November 2, 2001 (herein called the
"Deposit Agreement"), by and among the
Issuer, the Depositary, and all Owners and
holders from time to time of Receipts
issued thereunder, each of whom by
accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and holders of the Receipts and the rights
and duties of the Depositary in respect of
the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of
such Shares and held thereunder (such
Shares, securities, property, and cash are
herein called "Deposited Securities").
Copies of the Deposit Agreement are on
file at the Depositary's Corporate Trust
Office in New York City.
      The statements made on the face
and reverse of this Receipt are summaries
of certain provisions of the Deposit
Agreement and are qualified by and subject
to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
   2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited
Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of securities represented by the Shares in connection with voting at a shareholders' meeting in respect to such securities, or the payment of dividends on such securities,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.
      At the request and risk of the Owner
surrendering a Receipt under and otherwise subject to the terms of Section 2.5 of the Deposit Agreement, if permitted by applicable law the Custodian may surrender to the Share Depositaries, with instructions to cancel, the Shares deliverable upon cancellation of such Receipt, subject to the terms of the respective Share Deposit
Agreements, and to deliver the securities received to the Brazilian Custodian for the creation of one or more RCTB 42 Units with instructions for delivery of such RCTB
42 Units to or upon the order of such
Owner at the office of the Brazilian
Custodian. If Shares are surrendered for cancellation in connection with the withdrawal thereof, the securities represented by such Shares may only be withdrawn upon payment of the fees of the Share Depositaries for the surrender of such Shares pursuant to the respective Share
Deposit Agreements.  Neither the
Depositary, the Custodian, the Brazilian
Custodian nor any Share Depositary or its custodian shall be liable for any delays caused by any of the procedures set forth in this paragraph.

   3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary
at its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses
of the Depositary and upon compliance
with such regulations, if any, as the
Depositary may establish for such purpose.
 This Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presentor of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided in this
Receipt, may require the production of
proof satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with
the provisions of the Deposit Agreement or
this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if instructed
by the Share Depositary, subject to Article
(22) hereof.  Without limitation of the
foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
      The Depositary shall not execute
and deliver Receipts under Section 2.3 of
the Deposit Agreement, or accept for
surrender and cancellation Receipts under
Section 2.5 of the Deposit Agreement,
except to the extent such Receipts evidence
Three Hundred (300) American Depositary
Shares, or any integral multiple thereof
   4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by
the Owner hereof to the Depositary.  When
so instructed by the Share Depositary, the
Depositary shall refuse to effect any
transfer of this Receipt or any withdrawal
of Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
   5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor are validly issued and fully paid,
and that the person making such deposit is
duly authorized so to do.  Every such
person shall also be deemed to represent
that the deposit of such Shares and the sale
of Receipts evidencing American
Depositary Shares representing such Shares
by that person are not restricted under the
Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
   6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to
the registration on the books of any Issuers
or Share Registrar, if applicable, to execute
such certificates and to make such
representations and warranties, as the
Depositary may be instructed by the Share
Depositary.  When so instructed by the
Share Depositary, the Depositary shall
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such
certificates are executed or such
representations and warranties made.
   7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Issuers or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (3) a
fee of $10.00 or less per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Sections 2.3, 4.3 or 4.4 of the
Deposit Agreement, and the surrender of
Receipts pursuant to Sections 2.5 or 6.2 of
the Deposit Agreement, (4) a fee for the
distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (4) treating all such securities as
if they were Shares), but which securities
are instead distributed by the Depositary to
Owners and (5) a fee of $.02 or less per
American Depositary Share (or portion
thereof) per year for acting as Custodian
under the Deposit Agreement (which fee
shall be assessed against Owners of record
as of the date or dates set by the Depositary
in accordance with Section 4.06 of the
Deposit Agreement and shall be collected at
the sole discretion of the Depositary by
billing such owners for such fee or by
deducting such fee from one or more cash
dividends or other cash distributions).
      The Depositary, subject to Article
(8) hereof, may own and deal in any class
of securities of the Issuers and its affiliates
and in Receipts.
   8.	LOANS AND PRE-RELEASE OF
SHARES AND RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement ("Pre-Release").
The Depositary may, pursuant to Section
2.5 of the Deposit Agreement, deliver
Shares upon the receipt and cancellation of
Receipts which have been Pre-Released,
whether or not such cancellation is prior to
the termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfactory of a Pre-Release.  Each Pre-
Release will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted,
as the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
may be instructed from time to time by the
Share Depositary.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
   9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

   10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

   11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Underlying Securities Issur is
subject to the periodic reporting
requirements of the Securities Exchange
Act of 1934 and, accordingly, files certain reports with the Securities and Exchange
Commission (herein called the
"Commission").  Such reports and
communications will be available for
inspection and copying at the public
reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the
Issuers which are both (a) received by the Depositary as the holder of the Deposited
Securities and (b) made generally available to the holders of such Deposited Securities by the Issuers. The Depositary shall also, upon written request, send to the Owners of Receipts copies of such reports furnished by the Issuers pursuant to the Deposit
Agreement.
      The Depositary shall keep books for
the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuers or a matter related to the Deposit Agreement or the Receipts.

   12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities,
the Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, distribute the amount
thus received (net of the fees of the
Depositary as provided in the Deposit
Agreement, if applicable) to the Owners of
Receipts entitled thereto, provided,
however, that the Depositary shall use its
reasonable efforts to ensure that it makes
such distribution no later than the end of
the calendar quarter following the calendar
quarter in which the Depositary receives
such distribution; and provided further,
however, that in the event that the
respective Issuers or the Depositary shall be
required to withhold and does withhold
from such cash dividend or such other cash
distribution in respect of any Deposited
Securities an amount on account of taxes,
the amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
      Subject to the provisions of
Sections 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary shall
receive any distribution other than a
distribution described in Sections 4.1, 4.3
or 4.4 of the Deposit Agreement, the
Depositary shall cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, in
any manner that the Share Depositary may
deem equitable and practicable for
accomplishing such distribution and so
instructs the Depositary; provided,
however, that if in the opinion of the Share
Depositary such distribution cannot be
made proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason (including, but not limited to, any
requirement that an Issuer or the Depositary
withhold an amount on account of taxes or
other governmental charges or that such
securities must be registered under the
Securities Act of 1933 in order to be
distributed to Owners or holders) the Share
Depositary deems such distribution not to
be feasible, the Depositary shall adopt such
method as the Share Depositary deems
equitable and practicable for the purpose of
effecting such distribution and so instructs
the Depositary, including, but not limited
to, the public or private sale of the
securities or property thus received, or any
part thereof, and the net proceeds of any
such sale (net of the fees of the Depositary
as provided in Section 5.9 of the Deposit
Agreement) shall be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary shall, if so instructed by the
Share Depositary, distribute to the Owners
of outstanding Receipts entitled thereto, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively, american depositary receipts
evidencing an aggregate number of Shares
of the respective Underlying Securities
Issuer received as such dividend or free
distribution, subject to the terms and
conditions of the Deposit Agreement,
including the withholding of any tax or
other governmental charge as provided in
Section 4.11 of the Deposit Agreement and
the payment of fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of instructing the
Depositary to distribute Shares of the
respective Underlying Securities Issuer as
provided in the preceding sentence, the
Share Depositary may instruct the
Depositary to retain such Shares under the
Deposit Agreement, in which case such
Shares shall be treated as additional
Deposited Securities under the Deposit
Agreement.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary
shall, if so instructed by the Share
Depositary, by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Share Depositary deems
necessary and practicable to pay any such
taxes or charges and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
   13.	TERMINATION OF SHARES;
DISTRIBUTION BY DEPOSITARY.
            In the event (a) the
Depositary shall receive from a Share
Depositary a notice of termination of the
Share Deposit Agreement under which such
Share Depositary acts, or (b) a Share
Depositary shall advise the Depositary that
the Underlying Securities Issuer is about to
instruct such Share Depositary to terminate
the Share Deposit Agreement under which
such Share Depositary acts, as promptly as
practicable the Depositary shall cause the
Shares in respect of such Share Deposit
Agreement to be distributed to the Owners
entitled thereto, in proportion to the number
of American Depositary Shares held by
them respectively as of a record date set for
such purpose by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement.  On and after the date of such
record date, each American Depositary
Share shall no longer represent the Shares
to be so distributed.
   14.	TENDER OFFERS.
      (a)	If the Depositary receives
notice that a Tender Offer is being, or is about to be, made for the securities, represented by Shares, of an Underlying
Securities Issuer, and if:
      1) the Underlying Securities
Issuer has publicly announced that it
has entered into an agreement
pursuant to which the board of
directors of such Underlying
Securities Issuer recommends
acceptance of the Tender Offer, or

      2) the board of directors of
such Underlying Securities Issuer
has publicly announced, as required
by Rule 14e-2 of the Exchange Act,
or otherwise, that it either (i)
recommends the acceptance of the
Tender Offer by its shareholders or
(ii) that it remains neutral towards
the Tender Offer, or
      3) the entity that is making
or intends to make a Tender Offer is
a Control Person,
the Depositary shall, upon commencement
of the Tender Offer or as soon as
practicable thereafter, distribute the
applicable Shares of such Underlying
Securities Issuer to the Owners entitled thereto, in proportion to the number of American Depositary Shares held by them, as of a record date set for such purpose by the Depositary in accordance with Section
4.6 of the Deposit Agreement. The
American Depositary Shares shall
thenceforth represent the remaining
Deposited Securities unless the Depositary calls for the surrender of outstanding
Receipts to be exchanged for new Receipts specifically describing such remaining
Deposited Securities.

      (b)	In circumstances in which
the Depositary receives notice that any
entity (including an Underlying Securities
Issuer) (the Offeror) is making or intends to make an offer to holders of Shares, or the class of securities represented by such Shares of any Underlying Securities Issuer
(the Subject Securities), to tender or
exchange such Subject Securities for
securities of the Offeror or cash in
circumstances which do not qualify for
distribution by the Depositary under Article
14(a) (hereinafter called an Offer), the Depositary shall mail to Owners copies of notices, reports and communications pertaining to the Offer, in accordance with
Section 5.6 of the Deposit Agreement, but shall not tender or otherwise deliver
Subject Securities to the Offeror pursuant to or in connection with the Offer. Owners wishing to participate in the Offer must take possession of such Shares by surrendering their Receipts for cancellation in accordance with Section 2.5 of the Deposit Agreement. If at any time prior to the completion of such Offer, the Depositary receives notice that the terms of such Offer will be or have been changed so as to qualify for distribution by the Depositary within the meaning of Article
14(a), the Depositary shall thereupon
distribute all Shares of such Underlying
Securities Issuer to the Owners entitled thereto in accordance with Article 14(a).
      (c) Any action or nonaction by the
Depositary in connection with this Article
14 shall be final and binding on all Owners and holders and the Depositary shall have no liability to any Owner or holder of any Receipt for any action or nonaction by it in connection with this Article 14.


   15.	RIGHTS.
      In the event that an Issuer shall offer
or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall act in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or in allowing the rights to lapse, as instructed by the Share
Depositary.
      The Share Depositary shall cause
the Depositary not to offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments in respect to such rights, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless (a) it is so instructed by the Share
Depositary, and (b) it has received an
opinion from recognized counsel for the
Underlying Securities Issuer of the
securities involved upon which the
Depositary may rely that such distribution to such Owner is exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

   16.	RECORD DATES.
      Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited
Securities, or whenever a fee shall be
changed by the Depositary under
Section 5.9(5) of the Deposit Agreement, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American
Depositary Share, or whenever the
Depositary shall be instructed to act in respect to any meeting of holders of securities represented by Shares or other
Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) required to pay such fee, or (iii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.
In the case of subsections (a)(i) and (a)(iii) of this Article (15), the Depositary shall use its reasonable efforts to ensure that the record date set under the Deposit
Agreement will be the same as the record date set by the Share Depositary.

   17.	VOTING OF DEPOSITED
SECURITIES.
      As of the date of the Deposit
Agreement, the securities represented by the Shares do not give the holders thereof any voting rights. If in the future, the terms of any such securities should be revised or amended to provide for voting rights, or should such securities obtain voting rights on account of the occurrence of any event or change, then, upon receipt by the Share
Depositary of notice of any meeting of
holders of securities represented by Shares or other Deposited Securities, if instructed in writing by the Share Depositary, the Depositary shall mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Share
Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the Share Deposit
Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other
Deposited Securities represented by their respective American Depositary Shares and
(c) a statement as to the manner in which such instructions may be given including, if applicable, an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary cause the Share Depositary to give a discretionary proxy to a person designated by the Underlying Securities
Issuer.  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by the Depositary for such purpose as instructed by the Share Depositary (the
"Instruction Date"), the Depositary shall request the Share Depositary to endeavor, in so far as practicable, to vote or cause to be voted the amount of securities represented by the Shares or other
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request.
Neither the Depositary nor the Share
Depositary shall vote or attempt to exercise the right to vote that attaches to the securities represented by the Shares or other
Deposited Securities, other than in
accordance with such instructions or
deemed instructions. If no instructions are received by the Depositary from an Owner with respect to any of the securities represented by the Deposited Securities represented by the American Depositary
Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to instruct the Share
Depositary to give a discretionary proxy to a person designated by the Underlying
Securities Issuer, and if permitted by the Share Deposit Agreement, the Share
Depositary shall give a discretionary proxy to a person designated by such Underlying
Securities Issuer to vote such securities, provided, that no such instruction shall be given with respect to any matter as to which such Underlying Securities Issuer informs the Share Depositary that (x) such Underlying Securities Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of such securities.
      There can be no assurance that
Owners generally or any Owner in
particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will instruct the Share
Depositary to vote the securities
represented by the Shares or Deposited
Securities in accordance with the provisions set forth in the preceding paragraph.

   18.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 or 4.5 of the
Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of any securities represented by Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Underlying Securities Issuer of such securities or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence. In any such case the Depositary shall if the Share Depositary shall so instruct, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

   19.	LIABILITY OF THE ISSUERS
AND DEPOSITARY.
      Neither the Depositary nor the
Issuers nor the Share Depositary shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Share
Deposit Agreement, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuers or the Share Depositary shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit
Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuers or the Share Depositary incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.
Where, by the terms of a distribution
pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited
Securities. Neither the Depositary nor the Issuers nor the Share Depositary shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited
Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Issuer nor the Share Depositary shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. None of the Depositary, the Issuers or the Share Depositary shall be responsible for any failure to carry out any instructions to vote any of the securities represented by Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

   20.	RESIGNATION OF THE
DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election so to do delivered to the Owners, such resignation to take effect no earlier than sixty (60) days after the date of such notice.
 Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint substitute or additional custodian or custodians.

   21.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may
at any time and from time to time be
amended by agreement between the Issuers and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding
Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit
Agreement as amended thereby.  In no
event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

   22.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall terminate the
Deposit Agreement by mailing notice of
such termination to the Issuers and the
Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Owners a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any fees of the Depositary due and owing from the Owner of such Receipt pursuant to Section 5.9(5) of the Deposit
Agreement, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Issuers, and the Share Depositary shall be discharged from all obligations under the Deposit Agreement.

   23.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the contrary, the Issuers and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section
I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

   24.	INSTRUCTION BY THE SHARE
DEPOSITARY.
      Whenever the terms of the Deposit
Agreement provide that the Depositary will act as instructed by the Share Depositary, such instructions given by the Share
Depositary shall be governed by the terms and conditions of the Share Deposit
Agreement.

   25.	DISTRIBUTION OF SHARES
SUCCESSOR SHARE DEPOSITARY
      At any time on or after the
appointment of any successor Share
Depositary the Depositary may, in its sole discretion, distribute the applicable Shares of such Underlying Securities Issuer to the Owners entitled thereto, in proportion to the number of American Depositary Shares held by them, as of a record date set for such purpose by the Depositary in accordance with Section 4.6. The American
Depositary Shares shall thenceforth
represent the remaining Deposited
Securities unless the Depositary calls for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such remaining Deposited
Securities. Any action or nonaction by the Depositary in connection with this Section
5.7 shall be final and binding on all Owners and holders and the Depositary shall have no liability to any Owner or holder of any Receipt for any action or nonaction by it in connection with this Section 5.7.



(..continued)













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